                     AMERICAN HONDA FINANCE CORPORATION

           QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     April 1, through June 30, 1999

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                            $904,409,897.00
(B) Class A Certificate Ownership Interest of the Trust                           94.00%
(C) Original Class A Certificate Balance                                $850,145,000.00
(D) Class A Certificate Rate                                                       5.95%
(E) Original Class B Certificate Balance                                 $54,264,897.00
(F) Class B Certificate Rate                                                       5.95%
(G) Servicing Fee Rate                                                             1.00%
(H) Original Weighted Average Coupon (WAC)                                         7.66%
(I) Original Weighted Average Remaining Term (WAM)                                43.73 months
(J) Number of Contracts                                                          83,274
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                 0.75%
    (ii)   Reserve Fund Initial Deposit                                   $6,783,074.23
    (iii)  Specified Reserve Fund Balance Percent                                  0.75%
    (iv)   Specified Reserve Fund Balance                                 $6,783,074.23
    (v)    Reserve Fund Floor Percent                                              1.50%
    (vi)   Reserve Fund Floor Amount                                     $13,566,148.46
    (vii)  Reserve Fund Floor Trigger Amount                            $271,322,969.12
(L)  Original Yield Supplement Deposit                                    $9,291,930.03
(M)  Original Letter of Credit Amount                                    $70,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                         $386,313,763.84
(B) Total Portfolio Pool Factor                                               0.4271446
(C) Class A Certificate Balance                                         $363,134,938.01
(D) Class A Principal Factor                                                  0.4271447
(E) Class B Certificate Balance                                          $23,178,825.83
(F) Reserve Fund Balance                                                  $6,783,074.23
(G) Outstanding Interest Advance                                            $934,818.11
(H) Payahead Account Balance                                              $1,668,906.74
(I) Cumulative Net Losses for All Prior Periods                            5,096,494.86
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                           7.90%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                  31.18 months
(L) Number of Contracts                                                          49,964
(M) Yield Supplement Balance                                              $1,926,240.07
(N) Letter of Credit Amount                                                       $0.00

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                  9,685,334.93
    (ii)  Prepayments in Full                                              4,424,210.42
    (iii) Prepayments in Full Due to Repurchases                                   0.00
(B) Precomputed Contracts Total Collections                               15,968,572.90
(C) Simple Interest Contracts
    (i)   Collected Principal                                             48,881,669.80
    (ii)  Collected Interest                                               5,519,928.09
    (iii) Repurchased Receivables Principal                                        0.00
    (iv)  Repurchased Receivables Interest                                         0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                  784,137.47
    (ii) Current Advance Amount                                              518,216.87

(E) Interest Advance for Simple Interest - Net (If positive, Addi

(F) Payahead Account
    (i)  Payments Applied                                                   1,058,625.94
    (ii) Additional Payaheads                                                 700,260.47
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                           7.97%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (W                 29.19 months
(I) Remaining Number of Contracts                                                44,548

(J) Delinquent Contracts                 Contracts                                Amount

    (i)   31-60 Days Delinquent                      402    0.90%            $3,473,814   1.08%
    (ii)  61-90 Days Delinquent                       63    0.14%               512,671   0.16%
    (iii) Over 90 Days Delinquent                     28    0.06%               295,194   0.09%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                       0.00
(B) Reserve Fund Investment Income -- Paid to Seller                          79,811.22
(C) Investment Income on Yield Supplement Balance                             22,817.02
(D) Aggregate Net Losses for Collection Period                               407,327.53
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                 1,172,503.60
    (ii)  Net Liquidation Proceeds Received During the Collection            481,281.52
    (iii) Recoveries on Previously Liquidated Contracts                      283,894.55
(F) Number of Vehicles Repossessed During the Collection Period                      63


EXHIBIT 99

                     AMERICAN HONDA FINANCE CORPORATION

           QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     April 1, through June 30, 1999
I. COLLECTIONS

(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii        $62,991,215.15
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(          7,113,035.04
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                 765,176.07
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                         0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                     0.00

(F) Total Collections (A+B+C+D+E)                                         70,869,426.26
(G) Net Simple Interest Advance Amount  (C(E))                                     0.00

(H) Total Collections and Advances (F+G)                                  70,869,426.26

(I) Yield Supplement Deposit                                                 483,880.53

(J) Total Available Amount (H+I)                                          71,353,306.79

II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))           $62,991,215.15
(B) Principal on Repurchased Contracts (I(D))                                      0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)              1,172,503.60

(D) Total Principal Reduction (A+B+C)                                    $64,163,718.75

(E) Class A Distributable Amount
    (i)   Class A Quarterly Interest Payment (A(D)*B(C))                  $5,101,515.74
    (ii)  Quarterly Principal to Class A (B(C)-(III(i)*A(B))              60,313,895.63

    (iii) Total Distributable Amount (i+ii)                              $65,415,411.37

(F) Class B Distributable Amount
    (i)   Class B Quarterly Interest Payment (A(F)*B(E))                    $325,628.66
    (ii)  Quarterly Principal to Class B (II(D)-(E)ii)                     3,849,823.12

    (iii) Total Distributable Amount (i+ii)                               $4,175,451.78

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                         $912,125.11
    (ii)  Class A Amount (II(E)iii)                                       65,415,411.37
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                       0.00
    (iv) Class B Amount (II(F)iii)                                         4,175,451.78
    (v) Residual Release to Seller                                           850,318.53

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                       71,353,306.79

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                   0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H         71,353,306.79


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                         Beginning                         End
                                         of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance             $386,313,763.84                $322,150,045.09
    (ii)  Total Pool Factor                    0.4271446                      0.3561992
    (iii) Class A Certificate Bala       $363,134,938.01                $302,821,042.38
    (iv)  Class A Principal Factor             0.4271447                      0.3561993
    (v)   Class B Certificate Bala        $23,178,825.83                 $19,329,002.71

(B) Portfolio Information
    (i)   Weighted Average Coupon                   7.90%                          7.97%
    (ii)  Weighted Average Remaini                 31.18 months                   29.19 months
    (iii) Remaining Number of Cont                49,964                         44,548


(C) Outstanding Advance Amount               $934,818.11                    $668,897.51

(D) Outstanding Payahead Balance           $1,668,906.74                  $1,310,541.27

EXHIBIT 99

                     AMERICAN HONDA FINANCE CORPORATION

           QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1997-B Grantor Trust

                     April 1, through June 30, 1999


IV. RECONCILIATION OF RESERVE FUND

(A) Beginning Reserve Fund Balance (B(F))                                  6,783,074.23

(B) Draw for Class A Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii+(G)i)-I(H)))
(C) Draw for Class B Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                         850,318.53
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                   $7,633,392.76

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)              $6,783,074.23

(G) Reserve Fund Release to Seller                                          $850,318.53
        (If Positive (E-F))
(H) Ending Reserve Fund Balance (E-G)                                     $6,783,074.23

V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                            $1,926,240.07
(B) Investment Earnings                                                       22,817.02
(C) Additional Yield Supplement Amounts                                            0.00
(D) Yield Supplement Deposit Amount                                          483,880.53
(E) Ending Yield Supplement Account Balance                                1,465,176.56
(F) Release Amount Due Seller                                                $96,102.65
(G) Ending Yield Supplement Account Balance to be Invested                 1,369,073.91


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)               $407,327.53
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)         $1,172,503.60
    (ii)  Net Liquidation Proceeds Received During the Collection            481,281.52
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)            283,894.55
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                      5,503,822.39

(D) Delinquent and Repossessed Contracts
                                               Contracts                          Amount

    (i)   31-60 Days Delinquent                      402    0.90%         $3,473,814.00
    (ii)  61-90 Days Delinquent                       63    0.14%            512,671.00
    (iii) Over 90 Days Delinquent                     28    0.06%            295,194.00

    (iv)  Vehicles Repossessed Dur                    63    0.13%            640,999.33




VII. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.81%
    (ii)  Preceeding Collection Period                                             0.34%
    (iii) Current Collection Period                                                0.19%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.45%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.30%
    (ii)  Preceeding Collection Period                                             0.30%
    (iii) Current Collection Period                                                0.29%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.30%

(C) Loss and Delinquency Trigger Indicator                       Trigger Was Not Hit


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance

EXHIBIT 99
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